                                                                      EXHIBIT 25


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM T-1

           STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                     TRUSTEE PURSUANT TO SECTION 305(b)(2)

                               ------------------

                       U.S. TRUST COMPANY OF TEXAS, N.A.
              (Exact name of trustee as specified in its charter)

                                                               75-2353745
      (State of incorporation                               (I.R.S. employer
      if not a national bank)                             identification no.)

   2001 Ross Avenue, Suite 2700
          Dallas, Texas                                            75201
     (Address of trustee's                                      (Zip Code)
  principal executive offices)

                               Compliance Officer
                       U.S. Trust Company of Texas, N.A.
                          2001 Ross Avenue, Suite 2700
                                Dallas, TX 75201
                                 (214) 754-1200
           (Name, address and telephone number of agent for service)

                               ------------------

                           Seven Seas Petroleum Inc.
             (Exact name of guarantor as specified in its charter)

          Cayman Islands                                       73-1468669
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                             identification no.)

  5555 San Felipe, Suite 1700                                     77056
        Houston, Texas                                          (Zip Code)
     (Address of principal
       executive offices)

                       ----------------------------------

                       12% Series A Senior Notes due 2004
                           12% Series B Senior Notes

                      (Title of the indenture securities)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    GENERAL

1.   General Information

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

           Federal Reserve Bank of Dallas (11th District), Dallas, Texas (Board of Governors of the Federal Reserve System)
           Federal Deposit Insurance Corporation, Dallas, Texas
           The Office of the Comptroller of the Currency, Dallas, Texas

     (b)  Whether it is authorized to exercise corporate trust powers.

          The Trustee is authorized to exercise corporate trust powers.

2.   Affiliations with Obligor and Underwriters

     If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

3.   Voting Securities of the Trustee

     Furnish the following information as to each class of voting securities of the Trustee:

                             As of August 16, 2001

--------------------------------------------------------------------------------
          Col A.                                            Col B.

--------------------------------------------------------------------------------

      Title of Class                                  Amount Outstanding
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Capital Stock - par value $100 per share                             5000 shares

4.   Trusteeships Under Other Indentures

     None

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters

     Not applicable.

6.   Voting Securities of the Trustee Owned by the Obligor or its Officials

     Not applicable.

7.   Voting Securities of the Trustee Owned by Underwriters or their Officials

     Not applicable.

8.   Securities of the Obligor Owned or Held by the Trustee

     Not applicable.

9.   Securities of Underwriters Owned or Held by the Trustee

     Not applicable.

10. Ownership of Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor

     Not applicable.

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor

     Not applicable.

12.  Indebtedness of the Obligor to the Trustee

     Not applicable.

13.  Defaults by the Obligor

     Not applicable.

14.  Affiliations with the Underwriters

     Not applicable.

15.  Foreign Trustee

    Not applicable.

16. List of Exhibits

    T.1.1-A copy of the Articles of Association of U.S. Trust Company of Texas,
          N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

    T-1.2-A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

    T-1.3-A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration Statement No. 22-21897.

    T-1.4-A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

    T-1.5-The consent of the Trustee required by Section 321(b) of the Trust
          Indenture Act of 1939.

    T-1.6-A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE



As of August 16, 2001 the Trustee had 35 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10, and 11 refers to each of U.S. Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S. Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 16th of August, 2001.


                                       U.S. Trust Company of
                                       Texas, N.A., Trustee

                                       By: /s/ Bill Barber
                                         ---------------------
                                         Bill Barber
                                         Vice President

                                                                   Exhibit T-1.5


                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Seven Seas Petroleum Inc. we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be such authorities to the Securities and Exchange Commission upon request therefore.


                                                  U.S. Trust Company of
                                                  Texas, N.A., Trustee


                                                  By: /s/ Bill Barber
                                                      --------------------------
                                                          Bill Barber
                                                          Vice President

                                                                   Exhibit T-1.6



U.S. Trust Co. of Texas, N.A.                                          FFIEC 041
-------------------------------------------------                      RC-1
Legal Title of Bank
                                                                        --------
Dallas                                                                     10
-------------------------------------------------                       --------
City

TX                                    77201
-------------------------------------------------
State                                 Zip Code


FDIC Certificate Number - 33217

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet

                                                                       Dollar Amounts in Thousands  RCON   Bil   Mil   Thou
-----------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)______________________________________  0081               1,751  1.a
    b. Interest-bearing balances(2)_______________________________________________________________  0071               3,184  2.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)_________________________________  1754                   0  2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)_______________________________  1773             116,774  2.b
 3. Federal funds sold and securities purchased under agreements to resell________________________  1350              34,000  3
 4. Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale_____________________________________________________________  5369                   0  4.a
    b. Loans and leases, net of unearned income_________________________________ B528 ___ 50,966__                            4.b
    c. LESS: Allowance for loan and lease losses________________________________ 3123 ___    260__                            4.c
    d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)________________  B529              50,706  4.d
 5. Trading assets (from Schedule RC-D)___________________________________________________________  3546                   0  5
 6. Premises and fixed assets (including capitalized leases)______________________________________  2145                 763  6
 7. Other real estate owned (from Schedule RC-M)__________________________________________________  2150                   0  7
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)______  2130                   0  8
 9. Customers' liability to this bank on acceptances outstanding__________________________________  2155                   0  9
10. Intangible assets
    a. Goodwill___________________________________________________________________________________  3163                   0  10.a
    b. Other intangible assets (from Schedule RC-M)_______________________________________________  0426               2,558  10.b
11. Ohter assets (from Schedule RC-F)_____________________________________________________________  2160               5,255  11
12. Total assets (sum of items 1 through 11)______________________________________________________  2170             214,991  12

---------
(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

                                                                      FFIEC 041
                                                                      RC-2

U.S. Trust Co. of Texas, N.A.                                           --------
-------------------------------------------                               11
Legal Title of Bank                                                     --------

FDIC Certificate Number - 33217

SCHEDULE RC - CONTINUED

                                                                       Dollar Amounts in Thousands  RCON   Bil   Mil   Thou
-----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
 13. Deposits:
     a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)_________________  2200           172,621   13.a
        (1) Noninterest-bearing(1)_______________________________________________6631      25,421                            13.a.1
        (2) Interest-bearing_____________________________________________________6636     147,200                            13.a.2
     b. Non applicable
 14. Federal funds purchased and securities sold under agreements to repurchase___________________  2800                  0  14
 15. Trading liabilities (from Schedule RC-D)_____________________________________________________  3548                  0  15
 16. Other borrowed money (includes mortgage indebtedness and obligations under
     capitalized leases) (from Schedule RC-M):____________________________________________________  3190              2,000  16
 17. Not applicable
 18. Bank's liability on acceptances executed and outstanding_____________________________________  2920                  0  18
 19. Subordinated notes and debentures(2)_________________________________________________________  3200                  0  19
 20. Other liabilities (from Schedule RC-G)_______________________________________________________  2930              9,722  20
 21. Total liabilities (sum of items 13 through 20)_______________________________________________  2948            184,343  21
 22. Minority interest in consolidated subsidiaries_______________________________________________  3000                  0  22
 EQUITY CAPITAL
 23. Perpetual preferred stock and related surplus________________________________________________  3838               2000  23
 24. Common stock_________________________________________________________________________________  3230                500  24
 25. Surplus (exclude all surplus related to preferred stock)_____________________________________  3839             14,051  25
 26. a. Retained earnings_________________________________________________________________________  3632             13,925  26.a
     b. Accumulated other comprehensive income(3)_________________________________________________  B530                172  26.b
 27. Other equity capital components(4)___________________________________________________________  A130                  0  27
 28. Total equity capital (sum of items 23 through 27)____________________________________________  3210             30,648  28
 29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)_______  3300            214,991  29


Memorandum
To be reported with the March Report of Condition

                                                                                                    RCON            Number
-----------------------------------------------------------------------------------------------------------------------------
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed by the bank by independent external
   auditors as of any date during 2000___________________________________________________________   8725                N/A  M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited-life preferred stock and related surplus.

(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.